Exhibit 99.6

[LETTERHEAD OF LEXICON PARTNERS (US) LLC]

The Board of Trustees

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

Members of the Board of Trustees:

We hereby consent to the inclusion of our opinion letter, dated October 16, 2010, to the Board of Trustees of NSTAR as Annex E to, and to the reference thereto under the captions “SUMMARY — Opinions of the Financial Advisors — NSTAR Financial Advisors — Lexicon Partners (US) LLC,” “THE MERGER — Opinions of NSTAR’s Financial Advisors — Opinion of Lexicon Partners (US) LLC” and “THE MERGER — Opinions of NSTAR’s Financial Advisors — Joint Financial Analyses by NSTAR’s Financial Advisors” in, the joint proxy statement/prospectus relating to the proposed merger involving NSTAR and Northeast Utilities (such joint proxy statement/prospectus, the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Northeast Utilities. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ LEXICON PARTNERS (US) LLC
LEXICON PARTNERS (US) LLC

November 22, 2010